UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 7, 2011

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32976	33-0675808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)

(508) 435-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

(a)                                 Agreement and Plan of Merger

On September 7, 2011, Caliper Life Sciences, Inc., a Delaware corporation (“Seller”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PerkinElmer, Inc., a Massachusetts corporation (“Buyer”), and PerkinElmer Hopkinton Co., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”), pursuant to which Buyer will acquire Seller.

Subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including a vote of Seller’s shareholders with respect to the adoption of the Merger Agreement, Merger Sub will be merged with and into Seller (the “Merger”), with Seller surviving the Merger as a wholly owned subsidiary of Buyer.  At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Seller’s common stock, par value $0.001 per share, including the associated preferred stock purchase rights (the “Rights”) issued under the Rights Agreement, dated December 18, 2001, as amended, between Seller and Wells Fargo Bank, N.A., as rights agent (such Rights, together with the shares of Seller’s common stock, the “Shares”) (other than Shares held by Buyer or its subsidiaries or by shareholders who have properly exercised their dissenters’ rights under Section 262 of the Delaware General Corporation Law) will be converted into the right to receive $10.50 per Share in cash, without interest thereon and subject to any tax withholding (the “Merger Consideration”).  In addition, (i) each of the Seller’s stock options outstanding immediately prior to the Effective Time shall become fully vested and cancelled in exchange for an amount equal to the excess, if any, of the aggregate Merger Consideration for the shares subject to such stock option above the aggregate exercise price of such stock option, (ii) each of the Seller’s restricted stock units outstanding immediately prior to the Effective Time shall become fully vested and cancelled in exchange for an amount equal to the Merger Consideration multiplied by the number of shares of Seller’s common stock that are subject to the restricted stock unit and (iii) each of the Seller’s warrants outstanding immediately prior to the Effective Time, unless terminated prior to the Effective Time, shall after the Effective Time be exercisable for an amount equal to the excess, if any, of the aggregate Merger Consideration for the shares subject to such warrant above the aggregate exercise price of such warrant.

The parties’ obligations to consummate the Merger are subject to customary conditions, including, among other things, (i) approval of the Merger by Seller’s stockholders and (ii) the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act having expired or been terminated.

The Merger Agreement includes customary representations, warranties and covenants of Seller, Buyer and Merger Sub.  Seller has agreed to operate its business in the ordinary course until the Merger is consummated.  Seller has also agreed not to solicit, initiate, propose, knowingly facilitate or knowingly encourage discussions with third parties regarding other proposals to acquire Seller and to certain other restrictions on its ability to respond to such proposals, subject to fulfillment of certain fiduciary obligations of Seller’s Board of Directors.  The Merger Agreement also includes customary termination provisions for both Seller and Buyer and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including in connection with Seller pursuing other acquisition proposals or a

Superior Proposal (as defined in the Merger Agreement), Seller may be required to pay to Buyer a termination fee of $12.8 million.

Finally, pursuant to the terms of, and concurrently with the execution of, the Merger Agreement, each of Seller’s directors and named executive officers, and a holder of approximately 6% of Seller’s outstanding shares, entered into stockholder voting agreements with Buyer and Seller (the “Voting Agreements”), pursuant to which they, among other things, agreed to (i) restrict their right to transfer shares of Seller’s common stock directly or beneficially owned by them and (ii) vote all of the shares they own of Seller’s common stock in favor of adoption and approval of the Merger Agreement and against competing acquisition proposals.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

Seller engaged Perella Weinberg Partners LP (“Perella Weinberg”) to serve as its financial advisor and render an opinion to Seller’s Board of Directors as to the fairness to the holders of the Shares, from a financial point of view, of the Merger Consideration. On September 7, 2011, Perella Weinberg delivered an opinion to the Board of Directors that as of the date of the opinion and based on and subject to the assumptions made, matters considered, qualifications and limitations set forth in the opinion, the Merger Consideration to be received by holders of the Shares in the Merger is fair to such holders from a financial point of view.  The full text of the written opinion of Perella Weinberg, dated September 7, 2011, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, will be included in Seller’s Proxy Statement on Schedule 14A pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be filed with the Securities and Exchange Commission (the “SEC”) and mailed to Seller’s shareholders in connection with the transactions described herein.  Perella Weinberg provided its opinion for the information and assistance of the Board of Directors in connection with its consideration of the Merger and the opinion was one of many factors taken into consideration by Seller’s Board of Directors in making its determination to approve the Merger Agreement. The Perella Weinberg opinion is not a recommendation to any shareholder as to how to vote with respect to the Merger or any other matter.

The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about Seller, Buyer or Merger Sub.  The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Seller or Buyer or any of their respective subsidiaries or affiliates.  In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule provided by Seller.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Seller’s or Buyer’s public disclosures.

(b)                                 Rights Agreement Amendment

On September 7, 2011, Seller also entered into an amendment to its Rights Agreement, dated as of December 18, 2001 (the “Rights Agreement”), between Seller and Wells Fargo Bank, N.A., designed to make the provisions of the Rights Agreement inapplicable to the Merger Agreement, the Voting Agreements, the Merger and the other transactions contemplated by the Merger Agreement.  A copy of the amendment to the Rights Agreement is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.03                                             Material Modification to Rights of Security Holders.

The disclosure regarding the amendment to the Rights Agreement set forth above under Item 1.01 is incorporated by reference into this Item 3.03.

Item 7.01                                             Regulation FD Disclosure.

A copy of the press release, issued on September 7, 2011, announcing the execution of the Merger Agreement is attached as Exhibit 99.1 hereto.

Important additional information will be filed with the SEC and distributed to shareholders of Seller.

Seller intends to file with the SEC and mail to its shareholders a Proxy Statement on Schedule 14A pursuant to Section 14(a) of the Exchange Act in connection with the transaction.  This document will contain important information about Buyer, the Merger Sub, Seller, the transaction and other related matters. Investors and security holders are urged to read this document carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents to be filed with the SEC by Buyer, the Merger Sub, and Seller through the web site maintained by the SEC at www.sec.gov.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated September 7, 2011, by and among PerkinElmer, Inc., PerkinElmer Hopkinton Co., and Caliper Life Sciences, Inc.*

4.1	Amendment No. 3, dated September 7, 2011, to Rights Agreement, dated as of December 18, 2001, between Caliper Life Sciences, Inc. (formerly Caliper Technologies Corp.) and Wells Fargo Bank, N.A.

99.1	Press Release issued by PerkinElmer, Inc. dated September 7, 2011.

*                 The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Caliper Life Sciences, Inc. will furnish supplemental copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIPER LIFE SCIENCES, INC.

Date: September 8, 2011	By:	/s/ Peter F. McAree
	Name:	Peter F. McAree
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated September 7, 2011, by and among PerkinElmer, Inc., PerkinElmer Hopkinton Co. and Caliper Life Sciences, Inc.*

4.1	Amendment No. 3, dated September 7, 2011, to Rights Agreement, dated as of December 18, 2001, between Caliper Life Sciences, Inc. (formerly Caliper Technologies Corp.) and Wells Fargo Bank, N.A.

99.1	Press Release issued by PerkinElmer, Inc. dated September 7, 2011.

*                 The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Caliper Life Sciences, Inc. will furnish supplemental copies of any such schedules to the U.S. Securities and Exchange Commission upon request.